SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

FASTENAL COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-0948415
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2001 Theurer Boulevard

Winona, Minnesota 55987-1500

(Address of Principal Executive Office and Zip Code)

Fastenal Company Stock Option Plan

(Full Title of the Plan)

Daniel L. Florness

Executive Vice-President, Chief Financial Officer and Treasurer

Fastenal Company

2001 Theurer Boulevard

Winona, Minnesota 55987-1500

(Name and Address of Agent for Service)

copy to:

Jennifer Mewaldt

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	6,954,970	$38.38	$266,931,749	$14,895

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of Common Stock of the Registrant.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on October 20, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,954,970 shares of the Registrant’s Common Stock to be issued pursuant to the Fastenal Company Stock Option Plan, as amended and restated on April 17, 2007 (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (Registration Statement No. 333-134211) is incorporated by reference herein.

PART II

INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8 IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

4.1	Restated Articles of Incorporation of the Registrant, as amended to date, are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

4.2	Restated Bylaws of the Registrant are incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2008.

5	Opinion of counsel regarding legality of securities.

23.1	Consent of counsel (included in Exhibit 5).

23.2	Consent of independent registered public accounting firm.

24	Powers of Attorney (included with the signature pages to this Registration Statement).

99	Fastenal Company Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winona and State of Minnesota, on the 22nd day of October, 2009.

FASTENAL COMPANY

/S/ WILLARD D. OBERTON
Willard D. Oberton, Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Willard D. Oberton and Daniel L. Florness, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ ROBERT A. KIERLIN Robert A. Kierlin	Chairman of the Board	October 22, 2009

/S/ STEPHEN M. SLAGGIE Stephen M. Slaggie	Director	October 22, 2009

/S/ MICHAEL M. GOSTOMSKI Michael M. Gostomski	Director	October 22, 2009

/S/ MICHAEL J. DOLAN Michael J. Dolan	Director	October 22, 2009

/S/ REYNE K. WISECUP Reyne K. Wisecup	Director	October 22, 2009

/S/ HUGH L. MILLER Hugh L. Miller	Director	October 22, 2009

/S/ MICHAEL J. ANCIUS Michael J. Ancius	Director	October 22, 2009

/S/ SCOTT A. SATTERLEE Scott A. Satterlee	Director	October 22, 2009

/S/ WILLARD D. OBERTON Willard D. Oberton	Chief Executive Officer (Principal Executive Officer)	October 22, 2009

/S/ DANIEL L. FLORNESS Daniel L. Florness	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2009

INDEX TO EXHIBITS

Exhibit.

4.1	Restated Articles of Incorporation of the Registrant, as amended to date (incorporated in the Registration Statement by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).

4.2	Restated By-Laws of Fastenal Company, as amended (incorporated by reference to Exhibit 3.2 to Fastenal Company’s Form 10-K for the year ended December 31, 2008)

5	Opinion of counsel regarding legality of securities (electronically filed).

23.1	Consent of counsel (included in Exhibit 5).

23.2	Consent of independent registered public accounting firm (electronically filed).

24	Powers of Attorney (included with signature pages to the Registration Statement).

99	Fastenal Company Stock Option Plan (electronically filed).